Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

OSI Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee

Newly Registered Securities
Equity	Common Stock, $0.001 par value per share	Rules 457(c) and 457(h)	2,400,000	(1)	$130.265	(2)	$312,636,000	(2)	0.00014760	$46,145.07
Total Offering Amounts							$312,636,000			$46,145.07
Total Fee Offsets										$—
Net Fee Due										$46,145.07

(1)	This Registration Statement registers 2,400,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of OSI Systems, Inc. (the “Company” or the “Registrant”) reserved for issuance pursuant to the Amended and Restated OSI Systems, Inc. 2012 Incentive Award Plan, as amended (the “Plan”), an employee benefit plan, in addition to the 3,500,000 shares of Common Stock which were registered under the Plan on Form S-8 (File No. 333-190693) filed with the Securities Exchange Commission on August 16, 2013, the 1,600,000 shares of Common Stock which were registered under the Plan on Form S-8 (File No. 333-222956) filed with the Securities and Exchange Commission on February 9, 2018 and the 1,650,000 shares of Common Stock which were registered under the Plan on Form S-8 (File No. 333-252582) filed with the Securities and Exchange Commission on January 29, 2021 (collectively, the “Prior Forms S-8”). The contents of the Prior Forms S-8 are incorporated into this Registration Statement by reference. The total number of shares of Common Stock registered under this Registration Statement and under the Prior Forms S-8 equals 9,150,000 shares. In addition, pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Company’s Common Stock that may become issuable under the Plan by reason of any substitutions or adjustments to shares to account for any change in corporate capitalization, such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination or exchange of shares of Common Stock, dividend in kind, or other like change in capital structure.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, based upon the average of the high and low sale prices of the Common Stock reported on the Nasdaq Global Select Market on January 22, 2024, which date is within five business days prior to filing this Registration Statement.